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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 12, 1998, on BP Plaza included in this Form 8-K into Crescent Real Estate Equities Company's previously filed Registration Statements No. 33-91438, No. 333-92548, No. 333-3450, No. 333-3452, No.
333-3454, No. 333-13521, No. 333-21905, No. 333-23005, No. 333-33893, No.
333-37273, No. 333-38071, No. 333-37565, No. 333-41049, No. 333-42417, No.
333-56809, No. 333-47563 and No. 333-57863.

                                                 ARTHUR ANDERSEN LLP

Dallas, Texas
   September 11, 1998